Exhibit 4.2.1

EXECUTION VERSION

CAPITAL ONE MULTI-ASSET EXECUTION TRUST

as Issuer

and

THE BANK OF NEW YORK MELLON

as Indenture Trustee

CLASS A(2025-2) TERMS DOCUMENT

dated as of September 16, 2025

TO

CARD SERIES INDENTURE SUPPLEMENT

dated as of October 9, 2002,

as amended and restated as of March 17, 2016

TO

ASSET POOL 1 SUPPLEMENT

dated as of October 9, 2002,

as amended by the First Amendment thereto dated as of March 1, 2008, and the Second Amendment thereto dated as of October 1, 2022 to

INDENTURE

dated as of October 9, 2002, as amended and restated as of January 13, 2006,

and March 17, 2016, and as further amended by the First Amendment thereto dated as of October 1, 2022

THIS CLASS A(2025-2) TERMS DOCUMENT (this “Terms Document”), by and between CAPITAL ONE MULTI-ASSET EXECUTION TRUST, a statutory trust created under the laws of the State of Delaware (the “Issuer”), having its principal office at 111 Continental Drive, Suite 102, Newark, Delaware 19713, and THE BANK OF NEW YORK MELLON, a New York banking corporation, as Indenture Trustee (the “Indenture Trustee”), is made and entered into as of September 16, 2025.

Pursuant to this Terms Document, the Issuer shall create a new tranche of Class A Notes and shall specify the principal terms thereof.

ARTICLE I

Definitions and Other Provisions of General Application

Section 1.01. Definitions. For all purposes of this Terms Document, except as otherwise expressly provided or unless the context otherwise requires:

(1)	the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2)

all other terms used herein which are defined in the Indenture Supplement, the Asset Pool 1 Supplement or the Indenture, either directly or by reference therein, have the meanings assigned to them therein;

(3)

all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation;

(4)	all references in this Terms Document to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Terms Document;

(5)	the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Terms Document as a whole and not to any particular Article, Section or other subdivision;

(6)

in the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture Supplement, the Asset Pool 1 Supplement, the Indenture or the Transfer and Administration Agreement, the terms and provisions of this Terms Document shall be controlling;

(7)	each capitalized term defined herein shall relate only to the Class A(2025-2) Notes and no other Tranche of Notes issued by the Issuer; and

(8)	“including” and words of similar import will be deemed to be followed by “without limitation.”

“Accumulation Period Amount” means $62,500,000.00; provided, however, if the Accumulation Period Length is determined to be less than twelve (12) months pursuant to Section 3.10(b)(ii) of the Indenture Supplement, the Accumulation Period Amount shall be the amount specified in the definition of “Accumulation Period Amount” in the Indenture Supplement.

“Accumulation Reserve Funding Period” shall mean, (a) if the Accumulation Period Length is determined to be one (1) month, there shall be no Accumulation Reserve Funding Period and (b) otherwise, the period (x) commencing on the earliest to occur of (i) the Monthly Period beginning three (3) calendar months prior to the first Distribution Date for which a budgeted deposit is targeted to be made into the Principal Funding sub-Account of the Class A(2025-2) Notes pursuant to Section 3.10(b) of the Indenture Supplement, (ii) the Monthly Period following the first Distribution Date following and including the August 2028 Distribution Date for which the Quarterly Excess Spread Percentage is less than 2%, but in such event the Accumulation Reserve Funding Period shall not be required to commence earlier than 12 months prior to the first Distribution Date for which a budgeted deposit is targeted to be made into the Principal Funding sub-Account for the Class A(2025-2) Notes pursuant to Section 3.10(b) of the Indenture Supplement, (iii) the Monthly Period following the first Distribution Date following and including the February 2029 Distribution Date for which the Quarterly Excess Spread Percentage is less than 3%, but in such event the Accumulation Reserve Funding Period shall not be required to commence earlier than 6 months prior to the first Distribution Date for which a budgeted deposit is targeted to be made into the Principal Funding sub-Account for the Class A(2025-2) Notes pursuant to Section 3.10(b) of the Indenture Supplement, and (iv) the Monthly Period following the first Distribution Date following and including the April 2029 Distribution Date for which the Quarterly Excess Spread Percentage is less than 4%, but in such event the Accumulation Reserve Funding Period shall not be required to commence earlier than 4 months prior to the first Distribution Date for which a budgeted deposit is targeted to be made into the Principal Funding sub-Account for the Class A(2025-2) Notes pursuant to Section 3.10(b) of the Indenture Supplement and (y) ending on the close of business on the last day of the Monthly Period preceding the earlier to occur of (i) the Expected Principal Payment Date for the Class A(2025-2) Notes and (ii) the date on which the Class A(2025-2) Notes are paid in full.

“Asset Pool 1 Supplement” means the Asset Pool 1 Supplement, dated as of October 9, 2002, as amended by the First Amendment thereto, dated as of March 1, 2008, and the Second Amendment thereto, dated as of October 1, 2022, by and between the Issuer and the Indenture Trustee, as amended and supplemented from time to time.

“Base Rate” means, with respect to any Monthly Period, the sum of (a) the Card Series Servicing Fee Percentage and (b) the weighted average (based on the Outstanding Dollar Principal Amount of the related Card Series Notes) of the following:

(i)  in the case of a Tranche of Card Series Dollar Interest-bearing Notes with no Derivative Agreement for interest, the rate of interest applicable to such Tranche for the period from and including the Monthly Interest Accrual Date for such Tranche of Card Series Dollar Interest-bearing Notes in such Monthly Period to but excluding the Monthly Interest Accrual Date for such Tranche of Card Series Dollar Interest-bearing Notes in the following Monthly Period;

(ii)  in the case of a Tranche of Card Series Discount Notes, the rate of accretion (converted to an accrual rate) of such Tranche for the period from and including the Monthly Interest Accrual Date for such Tranche of Card Series Discount Notes in such Monthly Period to but excluding the Monthly Interest Accrual Date for such Tranche of Card Series Discount Notes in the following Monthly Period;

(iii)  in the case of a Tranche of Card Series Notes with a Performing Derivative Agreement for interest, the rate at which payments by the Issuer to the applicable Derivative Counterparty accrue (prior to the netting of such payments, if applicable) for the period from and including the Monthly Interest Accrual Date for such Tranche of Card Series Notes in such Monthly Period to but excluding the Monthly Interest Accrual Date for such Tranche of Card Series Notes in the following Monthly Period; provided, however, that in the case of a Tranche of Card Series Notes with a Performing Derivative Agreement for interest in which the rating on such Tranche of Card Series Notes is not dependent upon the rating of the applicable Derivative Counterparty, the amount determined pursuant to this clause (iii) will be the higher of (1) the rate determined pursuant to this clause (iii) above and (2) the rate of interest applicable to such Tranche for the period from and including the Monthly Interest Accrual Date for such Tranche of Card Series Notes in such Monthly Period to but excluding the Monthly Interest Accrual Date for such Tranche of Card Series Notes in the following Monthly Period; and

(iv)  in the case of a tranche of Card Series Notes with a non-Performing Derivative Agreement for interest, the rate specified for that date in the related Terms Document.

“Class A(2025-2) Adverse Event” means the occurrence of any of the following: (a) an Early Redemption Event with respect to the Class A(2025-2) Notes or (b) an Event of Default and acceleration of the Class A(2025-2) Notes.

“Class A(2025-2) Note” means any Note, substantially in the form set forth in Exhibit A-2 to the Indenture Supplement, designated therein as a Class A(2025-2) Note and duly executed and authenticated in accordance with the Indenture.

“Class A(2025-2) Noteholder” means a Person in whose name a Class A(2025-2) Note is registered in the Note Register.

“Class A(2025-2) Termination Date” means the earliest to occur of (a) the Principal Payment Date on which the Outstanding Dollar Principal Amount of the Class A(2025-2) Notes is paid in full, (b) the Legal Maturity Date and (c) the date on which the Indenture is discharged and satisfied pursuant to Article VI thereof.

“Excess Spread Percentage” shall mean, with respect to any Distribution Date, the amount, if any, by which the Portfolio Yield for the preceding Monthly Period exceeds the Base Rate for such Monthly Period.

“Expected Principal Payment Date” means September 16, 2030.

“Initial Dollar Principal Amount” means $750,000,000.

“Indenture” means the Indenture, dated as of October 9, 2002, as amended and restated as of January 13, 2006, and March 17, 2016, and as further amended by the First Amendment thereto, dated as of October 1, 2022, by and between the Issuer and the Indenture Trustee, as amended and supplemented from time to time.

“Indenture Supplement” means the Card Series Indenture Supplement, dated as of October 9, 2002, as amended and restated as of March 17, 2016, by and between the Issuer and the Indenture Trustee, as amended and supplemented from time to time.

“Interest Payment Date” means the fifteenth day of each month, commencing in November 2025, or if such fifteenth day is not a Business Day, the next succeeding Business Day.

“Interest Period” means, with respect to any Interest Payment Date, the period from and including the previous Interest Payment Date (or in the case of the initial Interest Payment Date, from and including the Issuance Date) through the day preceding such Interest Payment Date.

“Issuance Date” means September 16, 2025.

“Legal Maturity Date” means September 15, 2032.

“Maximum Subordination Amount of Class B Notes” means, for the Class A(2025-2) Notes for any date of determination, an amount equal to the product of (a) Adjusted Outstanding Dollar Principal Amount of the Class A(2025-2) Notes on such date of determination and (b) the percentage equivalent of a fraction, the numerator of which is 9 and the denominator of which is 79.00.

“Note Interest Rate” means a rate per annum equal to 4.02%.

“Paying Agent” means The Bank of New York Mellon.

“Portfolio Yield” means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction:

(a)  the numerator of which is equal to the sum of:

(i)  the aggregate amount of Finance Charge Amounts allocated to the Card Series with respect to such Monthly Period; plus

(ii)  the aggregate amount of Interest Funding sub-Account Earnings on all Tranches of Card Series Notes for such Monthly Period; plus

(iii)   any amounts to be treated as Card Series Finance Charge Amounts pursuant to Sections 3.20(d) and 3.27(a) of the Indenture Supplement; minus

(iv)   the excess, if any, of (1) the sum of the PFA Prefunding Earnings Shortfall plus the PFA Accumulation Earnings Shortfall over (2) the sum of the aggregate amount to be treated as Card Series Finance Charge Amounts for such Monthly Period pursuant to Sections 3.04(a)(ii) and 3.25(a) of the Indenture Supplement plus any other amounts applied to cover earnings shortfalls on amounts in the Principal Funding sub-Account for any tranche of Card Series Notes for such Monthly Period; minus

(v)  the Card Series Default Amount for such Monthly Period; and

(b)  the denominator of which is the numerator used in the calculation of the Card Series Floating Allocation Percentage for such Monthly Period.

“Quarterly Excess Spread Percentage” means, with respect to the August 2028 Distribution Date and each Distribution Date thereafter, the percentage equivalent of a fraction the numerator of which is the sum of the Excess Spread Percentages with respect to the immediately preceding three Monthly Periods and the denominator of which is three.

“Record Date” means, for any Distribution Date, the last day of the preceding Monthly Period.

“Required Accumulation Reserve sub-Account Amount” means, with respect to any Monthly Period during the Accumulation Reserve Funding Period, an amount equal to (i) 0.5% of the Outstanding Dollar Principal Amount of the Class A(2025-2) Notes as of the close of business on the last day of the preceding Monthly Period or (ii) any other amount designated by the Issuer; provided, however, that if such designation is of a lesser amount, the Note Rating Agencies shall have provided prior written confirmation that a Ratings Effect will not occur with respect to such change.

“Required Subordinated Amount of Class B Notes” means, for the Class A(2025-2) Notes for any date of determination, an amount equal to the product of (a) the Required Subordinated Percentage of Class B Notes for such Class A(2025-2) Notes on such date of determination and (b) the Adjusted Outstanding Dollar Principal Amount of such Class A(2025-2) Notes on such date of determination; provided, however, that such an amount shall not exceed the Maximum Subordination Amount of Class B Notes for the Class A(2025-2) Notes; provided further, however, that for any date of determination on or after the occurrence and during the continuation of a Class A(2025-2) Adverse Event, the Required Subordinated Amount of Class B Notes for the Class A(2025-2) Notes will be the greater of (x) the amount determined above for such date of determination and (y) the amount determined above for the date immediately prior to the date on which such Class A(2025-2) Adverse Event shall have occurred.

“Required Subordinated Amount of Class C Notes” means, for the Class A(2025-2) Notes for any date of determination, an amount equal to the product of (a) the Required Subordinated Percentage of Class C Notes for such Class A(2025-2) Notes on such date of determination and (b) the Adjusted Outstanding Dollar Principal Amount of such Class A(2025-2) Notes on such date of determination; provided, however, that for any date of determination, unless (i) the Prefunding Target Amount for any Tranche of Card Series Notes on such date of determination is greater than zero or (ii) any prefunded amounts are on deposit in a Principal Funding sub-Account on such date of determination for any Tranche of Card Series Notes, the Required Subordinated Amount of Class C Notes for the Class A(2025-2) Notes will not be less than an amount equal to (i) 3.0% of the Initial Dollar Principal Amount of the Class A(2025-2) Notes, minus (ii) the Required Subordinated Amount of Class D Notes for the Class A(2025-2) Notes; provided further, however, that for any date of determination on or after the occurrence and during the continuation of a Class A(2025-2) Adverse Event, the Required Subordinated Amount of Class C Notes for the Class A(2025-2) Notes will be the greater of (x) the amount determined above for such date of determination, (y) the amount determined above for the date immediately prior to the date on which such Class A(2025-2) Adverse Event shall have occurred and (z) unless (i) the Prefunding Target Amount for any Tranche of Card Series Notes on such date of determination is greater than zero or (ii) any prefunded amounts are on deposit in a Principal Funding sub-Account on such date of determination for any Tranche of Card Series Notes, the amount determined pursuant to the preceding proviso.

“Required Subordinated Amount of Class D Notes” means, for the Class A(2025-2) Notes for any date of determination, an amount equal to the product of (a) the Required Subordinated Percentage of Class D Notes for such Class A(2025-2) Notes on such date of determination and (b) the Adjusted Outstanding Dollar Principal Amount of such Class A(2025-2) Notes on such date of determination; provided, however, that for any date of determination, unless (i) the Prefunding Target Amount for any Tranche of Card Series Notes on such date of determination is greater than zero or (ii) any prefunded amounts are on deposit in a Principal Funding sub-Account on such date of determination for any Tranche of Card Series Notes, the Required Subordinated Amount of Class D Notes for the Class A(2025-2) Notes will not be less than an amount equal to 1.2049% of the Initial Dollar Principal Amount of the Class A(2025-2) Notes, provided further, however, that for any date of determination on or after the occurrence and during the continuation of a Class A(2025-2) Adverse Event, the Required Subordinated Amount of Class D Notes for the Class A(2025-2) Notes will be the greatest of (x) the amount determined above for such date of determination, (y) the amount determined above for the date immediately prior to the date on which such Class A(2025-2) Adverse Event shall have occurred and (z) unless (i) the Prefunding Target Amount for any Tranche of Card Series Notes on such date of determination is greater than zero or (ii) any prefunded amounts are on deposit in a Principal Funding sub-Account on such date of determination for any Tranche of Card Series Notes, the amount determined pursuant to the preceding proviso.

“Required Subordinated Percentage of Class B Notes” means, for the Class A(2025-2) Notes, 11.3925%, subject to adjustment in accordance with Section 2.02.

“Required Subordinated Percentage of Class C Notes” means, for the Class A(2025-2) Notes, 11.3925%, subject to adjustment in accordance with Section 2.02.

“Required Subordinated Percentage of Class D Notes” means, for the Class A(2025-2) Notes, 3.7975%, subject to adjustment in accordance with Section 2.02.

“Stated Principal Amount” means $750,000,000.

Section 1.02. Governing Law. THIS TERMS DOCUMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 1.03. Counterparts. This Terms Document may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument. The words “executed,” “signed,” “signature,” and words of like import in this Terms Document or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signature pages, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 1.04. Ratification of Indenture, Asset Pool 1 Supplement and Indenture Supplement. As supplemented by this Terms Document, each of the Indenture, the Asset Pool 1 Supplement and the Indenture Supplement is in all respects ratified and confirmed and the Indenture as so supplemented by the Asset Pool 1 Supplement as so supplemented by the Indenture Supplement as so supplemented and this Terms Document shall be read, taken and construed as one and the same instrument.

[END OF ARTICLE I]

ARTICLE II

The Class A(2025-2) Notes

Section 2.01. Creation and Designation. There is hereby created a tranche of Card Series Class A Notes to be issued pursuant to the Indenture, the Asset Pool 1 Supplement and the Indenture Supplement to be known as the “Card Series Class A(2025-2) Notes.”

Section 2.02. Adjustments to Required Subordinated Percentages.

(a)  On any date, the Issuer may change the Required Subordinated Percentage of Class B Notes or the Required Subordinated Percentage of Class C Notes, in each case for the Class A(2025-2) Notes, without the consent of any Noteholders or any Note Rating Agencies, provided that, after giving effect to such change (x) the sum of the Required Subordinated Percentage of Class B Notes and the Required Subordinated Percentage of Class C Notes, in each case, for the Class A(2025-2) Notes after giving effect to such change is equal to or greater than the sum of the Required Subordinated Percentage of Class B Notes and the Required Subordinated Percentage of Class C Notes, in each case, for the Class A(2025-2) Notes immediately prior to giving effect to such change and (y) the Required Subordinated Amount of Class B Notes for the Class A(2025-2) Notes does not exceed the Maximum Subordination Amount of Class B Notes.

(b)  On any date, the Issuer may change the Required Subordinated Percentage of Class B Notes, the Required Subordinated Percentage of Class C Notes or the Required Subordinated Percentage of Class D Notes, in each case for the Class A(2025-2) Notes, such that after giving effect to all changes to such percentages on such date the sum of the Required Subordinated Percentage of Class B Notes, the Required Subordinated Percentage of Class C Notes and the Required Subordinated Percentage of Class D Notes, in each case, for the Class A(2025-2) Notes after giving effect to such change is less than the sum of the Required Subordinated Percentage of Class B Notes, the Required Subordinated Percentage of Class C Notes and the Required Subordinated Percentage of Class D Notes, in each case, for the Class A(2025-2) Notes immediately prior to giving effect to such change, without the consent of any Noteholders, provided that the Issuer has (i) received written confirmation from each Note Rating Agency that has rated any Outstanding Notes of the Card Series that the change in such percentage will not result in a Ratings Effect with respect to any Outstanding Notes and (ii) delivered to the Indenture Trustee and the Note Rating Agencies a Master Trust Tax Opinion for each Master Trust and an Issuer Tax Opinion.

Section 2.03. Interest Payment.

(a)  For each Interest Payment Date, the amount of interest due with respect to the Class A(2025-2) Notes shall be an amount equal to one-twelfth of the product of (i) the Note Interest Rate times (ii) the Outstanding Dollar Principal Amount of the Class A(2025-2) Notes determined as of the Record Date preceding the related Distribution Date; provided, however, that for the first Interest Payment Date the amount of interest due is $4,941,250.00. Any interest on the Class A(2025-2) Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(b)  Pursuant to Section 3.03 of the Indenture Supplement, on each Distribution Date, the Indenture Trustee shall deposit into the Class A(2025-2) Interest Funding sub-Account the portion of Card Series Finance Charge Amounts allocable to the Class A(2025-2) Notes.

Section 2.04. [Reserved].

Section 2.05. Payments of Interest and Principal.

(a)  Any installment of interest or principal, if any, payable on any Class A(2025-2) Note which is punctually paid or duly provided for by the Issuer and the Indenture Trustee on the applicable Interest Payment Date or Principal Payment Date shall be paid by the Paying Agent to the Person in whose name such Class A(2025-2) Note (or one or more Predecessor Notes) is registered on the Record Date, by wire transfer of immediately available funds to such Person’s account as has been designated by written instructions received by the Paying Agent from such Person not later than the close of business on the third Business Day preceding the date of payment or, if no such account has been so designated, by check mailed first-class, postage prepaid to such Person’s address as it appears on the Note Register on such Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of Cede & Co., payment shall be made by wire transfer in immediately available funds to the account designated by such nominee.

(b)  The right of the Class A(2025-2) Noteholders to receive payments from the Issuer will terminate on the first Business Day following the Class A(2025-2) Termination Date.

Section 2.06. Form of Delivery of Class A(2025-2) Notes; Depository; Denominations.

(a)  The Class A(2025-2) Notes shall be delivered in the form of a global Registered Note as provided in Sections 202 and 301(i) of the Indenture, respectively.

(b)  The Depository for the Class A(2025-2) Notes shall be The Depository Trust Company, and the Class A(2025-2) Notes shall initially be registered in the name of Cede & Co., its nominee.

(c)  The Class A(2025-2) Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess of that amount.

Section 2.07. Delivery and Payment for the Class A(2025-2) Notes. The Issuer shall execute and deliver the Class A(2025-2) Notes to the Indenture Trustee for authentication, and the Indenture Trustee shall deliver the Class A(2025-2) Notes when authenticated, each in accordance with Section 303 of the Indenture.

Section 2.08. Targeted Deposits to the Accumulation Reserve Account. The deposit targeted to be made to the Accumulation Reserve Account for any Monthly Period during the Accumulation Reserve Funding Period will be an amount equal to the Required Accumulation Reserve sub-Account Amount.

[END OF ARTICLE II]

IN WITNESS WHEREOF, the parties hereto have caused this Terms Document to be duly executed, all as of the day and year first above written.

CAPITAL ONE MULTI-ASSET EXECUTION TRUST,

By:	DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity, but solely as Owner Trustee on behalf of the Trust

By:	/s/ Erick Villegas-Lopez
Name: Erick Villegas-Lopez
Title: attorney-in-fact

By:	/s/ Elisabeth Byers
Name: Elisabeth Byers
Title: attorney-in-fact

THE BANK OF NEW YORK MELLON, as Indenture Trustee and not in its individual capacity

By:	/s/ Leslie Morales
Name: Leslie Morales
Title: Vice President

[Class A(2025-2) Terms Document]